UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2020

 ELECTRONIC ARTS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-17948	94-2838567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway,	Redwood City,	California	94065-1175
(Address of Principal Executive Offices)			(Zip Code)

(650)	628-1500
(Registrant’s Telephone Number, Including Area Code)

Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	EA	NASDAQ Global Select Market

Item 8.01 Other Events.

Electronic Arts Inc. (“EA”) has filed this Current Report on Form 8-K to report that certain executive officers established pre-arranged stock trading plans as part of managing their EA equity holdings.

Andrew Wilson, Chief Executive Officer and a member of EA’s Board of Directors, modified his existing plan on May 8, 2020 and sales under this plan may take place periodically from June 8, 2020 through May 31, 2021. Blake Jorgensen, Chief Operating Officer and Chief Financial Officer, established a plan on May 7, 2020, and sales under this plan may take place periodically from June 10, 2020 through June 10, 2021. Laura Miele, Chief Studios Officer, established a plan on May 7, 2020, and sales under this plan may take place periodically from July 1, 2020 through June 30, 2021. Matthew Bilbey, Executive Vice President of Strategic Growth, established a plan on May 8, 2020, and sales under this plan may take place periodically from November 18, 2020 through June 30, 2021. Mala Singh, Chief People Officer, established a plan on May 7, 2020 and sales under this plan may take place periodically from June 6, 2020 through May 5, 2021. Jacob Schatz, Executive Vice President, General Counsel and Corporate Secretary, established a plan on May 7, 2020 and sales under this plan may take place periodically from June 17, 2020 through May 30, 2021.

Each of these plans accord with the guidelines of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and with EA’s policies regarding stock transactions by directors, executive officers and other employees. Transactions under each of these plans will be disclosed publicly through appropriate filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated:	May 11, 2020	By:	/s/ Jacob J. Schatz
Jacob J. Schatz
Executive Vice President, General Counsel and Corporate Secretary